Exhibit 4(b)21

AMENDMENT NO. 1 TO REGISTRATION RIGHTS’ AGREEMENT

        THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS’ AGREEMENT (this “Amendment”) is entered into as of the 25 day of June, 2009, by and among LUMENIS LTD., a company incorporated under the laws of the State of Israel, Yokneam Industrial Park, P.O.B. 240, Yokneam 20692, Israel (the “Company”) and the entities whose name is listed on Schedule 1 attached hereto (each a “Holder” and collectively, the “Holders”).

        WHEREAS, the Holders, the Company and Bank Hapoalim B.M. are parties to that certain Registration Rights’ Agreement, dated December 5, 2006 (the “Agreement”);

        WHEREAS, the Company and the Holders desire to amend the Agreement, in accordance with the terms and conditions contained herein, and the Holders executing this Amendment constitute, under Section 14.2 of the Agreement, a sufficient majority in order to validly amend the Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

1.	The definition of “Registrable Securities” in Section 1.12 of the Agreement shall be deleted in its entirety and replaced with the following:

““Registrable Securities” means (i) in case of the Investors, any Ordinary Shares purchased by or issued to the Investors pursuant to (A) the Purchase Agreement (including Ordinary Shares issued or issuable upon exercise or conversion of securities, including warrants, convertible into or exercisable for Ordinary Shares as well as any Ordinary Shares issued or issuable as indemnity and/or pursuant to adjustment provisions under the Purchase Agreement) and ; (B) those certain Purchase Agreements, dated June 21, 2009 by and among the Company and the Investors signatory thereto (the “2009 Purchase Agreements”) (including Ordinary Shares issued or issuable upon exercise or conversion of securities, including warrants, convertible into or exercisable for Ordinary Shares issued under the 2009 Purchase Agreements), (ii) in case of the Bank, Ordinary Shares issued or issuable upon exercise of the option granted under the Bank Option Agreement, and (iii) in each of clauses (i) or (ii), together with any and all securities issued or issuable with respect to the securities described in clauses (i) and (ii) above, respectively, upon any stock split, stock dividend or the like, or into which such Ordinary Shares have been or may be converted to or exchanged into in connection with any merger, consolidation, reclassification, recapitalization or similar event; in each case, until their effective registration under the Securities Act and their resale in accordance with the registration statement in which such Registrable Securities are included or until their sale in the open market pursuant to Rule 144.”

2.	The Section numbers of Sections 1.8 – 1.12 shall be replaced with 1.9 – 1.13, and the following definitions shall be added as new Section 1.8:

““Investor” means, an “Investor”, as defined in the Purchase Agreement, and an “Investor” as defined in the 2009 Purchase Agreements.”

““Agate” means Agate Medical Investments (Cayman) L.P., and Agate Medical Investment L.P.”

3.	Section 4.1.is hereby amended by adding the following sentence at the end of Section 4.1:

“As long as Agate holds shares of the Company that are Original Registrable Securities that constitute at least 1.5% of the issued and outstanding share capital of the Company, Agate shall have the right, alone, to require a Shelf Registration Statement under this Section 4.1 (provided that the total expected offering price of the Original Registrable Securities required to be registered by Agate is at least $2.5 million), at the earlier of (a) three (3) years after the date on which the Registrable Securities have been issued to Agate, and (b) 30 days after one registration statement is effected under Sections 2 or 4 hereunder, or is effected under Section 3, provided Registrable Securities are actually included in such registration, and, in each case, is declared effective.”

4.	The following words shall be added to Section 4.3.2 of the Agreement after the words: “in an aggregate amount greater than 10% of the aggregate amount invested by the Investors pursuant to the Purchase Agreement”:

“and the 2009 Purchase Agreements”

5.	Each Investor pursuant to the 2009 Purchase Agreements that was not an Investor pursuant to the Purchase Agreement and that executed and delivered to the Company a joinder to the Agreement in the form of Exhibit A hereto, shall upon such execution and delivery and thereafter be deemed to be a Holder under this Agreement.

6.	Section 14.2 of the Agreement shall be replaced by the following provisions:

“Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Holders who own at least sixty percent (60%) of the Registrable Securities then held by Holders, provided however, that (i) in the event that such amendment adversely modifies the rights of the Bank under this Agreement in a manner different then the other Holders, then such amendment shall also require the separate consent of the Bank (ii) in the event that such amendment adversely modifies the rights of Agate under this Agreement in a manner different then the other Holders, then such amendment shall also require the separate consent of Agate. Any amendment or waiver effected in accordance with this Section 14.2 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Agreement, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.”

7.	Survival of Provisions. Except as otherwise amended and modified hereby, which amendments shall have effect on the entire Agreement, the provisions of the Agreement shall remain in full force and effect.

8.	Entire Agreement. This Amendment shall be deemed for all intents and purposes as an integral part of the Agreement.

9.	Governing Law; Venue. This Amendment shall be governed by and construed under the laws of the State of Israel, without regard to the conflicts of law principles of such State. The parties hereto irrevocably submit to the exclusive jurisdiction of the competent courts located in Tel Aviv-Jaffa in respect of any dispute or matter arising out of or connected with this Amendment.

10.	Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart and that signatures may be provided by facsimile transmission.

         – Signature page follow –

        IN WITNESS WHEREOF, the parties have duly signed this Amendment to Registration Rights’ Agreement as of the date first written above.

THE COMPANY:

LUMENIS LTD.

By: /s/ Dov Ofer
————————————
Name: Dov Ofer
Title: Chief Executive Officer

By: /s/ Aviram Steinhart
————————————
Name: Aviram Steinhart
Title: Chief Financial Officer

        IN WITNESS WHEREOF, the parties have duly signed this Amendment to Registration Rights’ Agreement as of the date first written above.

THE HOLDERS:

OFER HI-TECH INVESTMENTS LTD.

/s/ Yoav Doppelt
————————————
Name: Yoav Doppelt
Title: CEO

        IN WITNESS WHEREOF, the parties have duly signed this Amendment to Registration Rights’ Agreement as of the date first written above.

LM PARTNERS L.P.

By: L.M. (GP) L.P., its managing general partner

By: LM (GP) Company Ltd., its general partner

/s/ Harel Beit-On
————————————

Name: Harel Beit-On ————————————————— Title: Authorized signatory —————————————————

/s/ Eylon Penchas ————————————	/s/ L.M Partners L.P ————————————

Name: Eylon Penchas ————————————————— Title: Authorized signatory —————————————————

SCHEDULE 1

SCHEDULE OF HOLDERS

LM Partners L.P.

Ofer Hi-Tech Investments Ltd.

EXHIBIT A

COUNTERPART SIGNATURE PAGE AND JOINDER TO REGISTRATION RIGHTS’ AGREEMENT

        The undersigned hereby consents to and agrees to be bound by and entitled to all the terms, rights, covenants and provisions of the Registration Rights’ Agreement dated December 5, 2006, as amended on June __, 2009 (the “Registration Rights Agreement”;) by and among Lumenis Ltd. and the Holders (as defined therein).

All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

        The undersigned acknowledges and agrees that upon execution and delivery of this Counterpart Signature Page and Joinder to the Registration Rights’ Agreement, the undersigned shall be deemed a Holder (as such term is defined in the Registration Rights Agreement) for all intents and purposes of the Registration Rights Agreement, except, with respect to Agate, Section 9.1 thereof.

        The undersigned’s execution of this Counterpart Signature Page and Joinder to the Registration Rights’ Agreement shall constitute, for all intents and purposes, its execution of the Registration Rights Agreement.

___________________________________________

                             [________________]

Name: ______________________________________
Title: _______________________________________
Date: _______________________________________
Address:

The above is agreed to and confirmed by the undersigned:

___________________________________________

LUMENIS LTD.

Name: ______________________________________
Title: _______________________________________
Date: _______________________________________

COUNTERPART SIGNATURE PAGE AND JOINDER TO REGISTRATION RIGHTS’ AGREEMENT

        The undersigned hereby consents to and agrees to be bound by and entitled to all the terms, rights, covenants and provisions of the Registration Rights’ Agreement dated December 5, 2006, as amended on June 25, 2009 (the “Registration Rights Agreement”;) by and among Lumenis Ltd. and the Holders (as defined therein).

All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

        The undersigned acknowledges and agrees that upon execution and delivery of this Counterpart Signature Page and Joinder to the Registration Rights’ Agreement, the undersigned shall be deemed a Holder (as such term is defined in the Registration Rights Agreement) for all intents and purposes of the Registration Rights Agreement, except, with respect to Agate, Section 9.1 thereof.

        The undersigned’s execution of this Counterpart Signature Page and Joinder to the Registration Rights’ Agreement shall constitute, for all intents and purposes, its execution of the Registration Rights Agreement.

AGATE MEDICAL INVESTMENTS L.P.

By:	Agate R.M. Investments & Medical
Technologies Ltd., its general partner

By:	/s/ Agate R.M. Investments & Medical
Technologies Ltd.

Name:
Title:
Date:
Address:

The above is agreed to and confirmed by the undersigned:

LUMENIS LTD.

By: /s/ Dov Ofer
Name: Dov Ofer
Title: Chief Executive Officer
Date:

By: /s/ Aviram Steinhart
Name: Aviram Steinhart
Title: Chief Financial Officer
Date:

COUNTERPART SIGNATURE PAGE AND JOINDER TO REGISTRATION RIGHTS’ AGREEMENT

        The undersigned hereby consents to and agrees to be bound by and entitled to all the terms, rights, covenants and provisions of the Registration Rights’ Agreement dated December 5, 2006, as amended on June 25, 2009 (the “Registration Rights Agreement”;) by and among Lumenis Ltd. and the Holders (as defined therein).

All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

        The undersigned acknowledges and agrees that upon execution and delivery of this Counterpart Signature Page and Joinder to the Registration Rights’ Agreement, the undersigned shall be deemed a Holder (as such term is defined in the Registration Rights Agreement) for all intents and purposes of the Registration Rights Agreement, except, with respect to Agate, Section 9.1 thereof.

        The undersigned’s execution of this Counterpart Signature Page and Joinder to the Registration Rights’ Agreement shall constitute, for all intents and purposes, its execution of the Registration Rights Agreement.

By:	Agate R.M. Investments & Medical
Technologies Ltd., its general partner

By:	/s/ Agate R.M. Investments & Medical
Technologies Ltd.

Name:
Title:
Date:
Address:

The above is agreed to and confirmed by the undersigned:

LUMENIS LTD.

By: /s/ Dov Ofer
Name: Dov Ofer
Title: Chief Executive Officer
Date:

By: /s/ Aviram Steinhart
Name: Aviram Steinhart
Title: Chief Financial Officer
Date: